UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown, Suite 110

Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

561-462-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders

On December 14, 2021, Jupiter Wellness, Inc. (the “Company”) held its annual shareholders’ meeting, at which a quorum of its shareholders was present either in person or by proxy. The matters submitted to a vote of the Company’s shareholders were:

1.	A proposal to elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	A proposal to ratify the appointment of M&K CPAS PLLC as our independent registered public accounting firm for the year ending December 31, 2021;

3.	A proposal to ratify the 2021 Equity Incentive Plan, including the reservation of three million five hundred thousand (3,500,000) shares of common stock thereunder (the “2021 Equity Incentive Plan”);

4.	A proposal to increase the authorized preferred stock to twenty million (20,000,000) shares from the existing one hundred thousand (100,000) shares of preferred stock;

5.	To adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the other proposals (the “Adjournment Proposal”).

No other business was conducted at such meeting. Of the 23,571,001 shares of the Company’s common stock eligible to vote at the Company’s annual shareholder meeting, 12,703,181 shares were voted. The results of the voting were as follows:

Matter Voted Upon	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Election of Brian S. John	8,164,328	25,937	20,898	4,492,018

Election of Richard Miller	8,133,156	17,113	60,894	4,492,018

Election of Dr. Hector Alila	8,078,962	72,922	59,279	4,492,018

Election of Nancy Torres Kaufman	8,129,985	20,210	60,968	4,492,018

Election of Christopher Marc Melton	8,077,237	70,719	63,207	4,492,018

Election of Byron T. Young	8,093,249	97,126	20,788	4,492,018

Election of Dr. Glynn Wilson	8,128,267	23,016	59,880	4,492,018

Ratification of the appointment of M&K CPAS PLLC as the Company’s independent auditor for the year ending December 31, 2021	12,668,425	18,721	16,035	n/a

Ratify the 2021 Equity Incentive Plan	7,989,328	90,737	131,098	4,492,018

Increase the Authorized Preferred Stock	7,677,225	519,751	14,187	4,492,018

Adjourn the Meeting to a later date or time	12,163,960	513,716	25,505	n/a

As a result, all matters submitted to a vote of shareholders at the annual meeting were approved, except the increase in the authorized preferred stock which requires a majority of the outstanding shares of voting stock which was not obtained.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2021

JUPITER WELLNESS, INC.

By:	/s/ Brian S. John
Brian S. John
Chief Executive Officer

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